Exhibit 3.2

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HEALTH ANTI-AGING LIFESTYLE OPTIONS, INC.

FIRST:                      The name of the corporation is “Health Anti-Aging Lifestyle Options, Inc.”

SECOND:                 Pursuant to Sections 16-10a-1003 and 16-10a-1007 of the Utah Revised Business Corporation Act (the “Utah Act”), and pursuant to an Action by Unanimous Consent of the Board of Directors dated October 25th , 2010, as adopted, ratified and approved at a special meeting of stockholders held on the 17th day of November, 2010, by persons owning in excess of a majority of the outstanding voting securities of the corporation, the undersigned directors and officers of Health Anti-Aging Lifestyle Options, Inc. (the “Corporation”), originally incorporated on the 24th day of October, 1986, do hereby adopt and make the following Amended and Restated Articles of Incorporation:

ARTICLE I

Name

The name of the corporation (hereinafter called the “Corporation”) is “Previsto International Holdings Incorporated.”

ARTICLE II

Duration

The duration of this Corporation is perpetual.

ARTICLE III

Purposes

The purpose or purposes for which this Corporation is organized are:

To engage in any lawful act or activity for which corporations may be organized under the Utah Act.

ARTICLE IV

Stock

The aggregate number of shares which this Corporation shall have authority to issue is 200,000,000 shares of common stock of a par value of one mill ($0.001) per share.  Fully paid stock of this Corporation shall not be liable to any further call or assessment.

ARTICLE V

Amendment

These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

ARTICLE VI

Shareholder Rights

The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine.  Stockholders shall not have pre-emptive rights to acquire unissued shares of stock of this Corporation.  Nor shall stockholders be entitled to vote cumulatively for directors of the Corporation.

ARTICLE VII

Common Directors – Transactions Between Corporations

No contract or other transaction between this corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors and they authorize, approve or ratify such contract or transaction by vote or written consent; or (b) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies any such contract or transaction.

ARTICLE VIII

Utah Control Shares Acquisitions Act

The Utah Control Shares Acquisitions Act, Utah Code Annotated Sections 61-6-1 et seq., shall not apply to control share acquisitions of shares of the Corporation.

THIRD:                     This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

FOURTH:                 The effective date of this amendment shall be the date of filing.

FIFTH:                      This amendment was not adopted by the Board of Directors without stockholder action.

SIXTH:                      (a)           The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES

Common	3,811,000

   (b)           The number of shares voted for such amendment was 3,500,000, with none opposing and none abstaining.

IN WITNESS WHEREOF, the undersigned duly authorized officer of Health Anti-Aging Lifestyle Options, Inc., hereby executes these Amended and Restated Articles of Incorporation, under penalty of perjury, on the date indicated below.

Date: November 17, 2010	/s/ RANDY WESTON
Randy Weston
President and Director